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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2006
                                                   REGISTRATION NO. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 Joystar, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         CALIFORNIA                                               68-0406331
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                 95 Argonaut St., First Floor, Aliso Viejo, CA 92656 (Address of Principal Executive Offices, Including Zip Code)

                          2003 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)
                              --------------------

                         William M. Alverson, President
                 95 Argonaut St., First Floor, Aliso Viejo, CA 92656
                               Tel. (949) 837-8101
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:
                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                      620 Newport Center Drive, Suite 1100
                         Newport Beach, California 92660
                                 (949) 760-6880

                         CALCULATION OF REGISTRATION FEE

Title of    Amount to be   Proposed Maximum    Proposed Maximum     Amount of
Securities  Registered(1)   Offering Price    Aggregate Offering   Registration
to be                        per Share (1)         Price (1)           Fee
Registered
--------------------------------------------------------------------------------
Common
Stock,
par value
none

             3,500,000        $0.72 (2)         $ 2,520,000.00      $300.00
--------------------------------------------------------------------------------
Total        3,500,000                                              $300.00
--------------------------------------------------------------------------------

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional Common Shares as may become issuable pursuant to anti-dilution provisions of the plan.
(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee based on the closing market price on August 23, 2006 of $0.72 per share.


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                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------


GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 23, 2004(File No. 333-114787) is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Joystar, Inc. (the "Registrant") are incorporated by reference:

         (i) the Registrant's registration statement on Form 10-SB, as amended and the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and annual report on Form 10-KSB for the year ended December 31, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


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EXHIBITS

*3.1     Articles of Incorporation of Joystar, Inc.

*3.2     Bylaws of Joystar, Inc.

*4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form 10-SB).

4.2      2002 Amended Equity and Stock Option Plan.*

4.3      2003 Equity Compensation Plan.*

5        Opinion of Counsel as to the legality of securities being registered.

23.1     Consent of Independent Public Accountants.

23.2     Consent of Legal Counsel (included in Exhibit 5).

------------------------
* Previously filed with the Securities Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on August 29, 2006.

                                       Joystar, Inc.

                                       /s/ William M. Alverson
                                       ---------------------------------------
                                       By: William M. Alverson
                                       Its: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William M. Alverson                                 Date: August 29, 2006
---------------------------------------------
William M. Alverson, President

/s/ Katherine West                                      Date: August 29, 2006
---------------------------------------------
Katherine West, Vice President and Director


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                                INDEX TO EXHIBITS


*3.1     Articles of Incorporation of Joystar, Inc.

*3.2     Bylaws of Joystar, Inc.

*4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form 10-SB).

4.2      2002 Amended Equity and Stock Option Plan.*

4.3      2003 Equity Compensation Plan.*

5        Opinion of Counsel as to the legality of securities being registered.

23.1     Consent of Independent Public Accountants.

23.2     Consent of Legal Counsel (included in Exhibit 5).

------------------------
* Previously filed with the Securities Exchange Commission.